Exhibit 99.1

Corvis Corporation Reports Financial Results for the First Quarter

$146.8 Million in Revenue Recognized from Services and Communications Equipment

75 % Quarter-over-Quarter Improvement in Operating Loss for Broadwing Communications

Focal Communications Acquisition Announcement Among Quarterly Highlights

COLUMBIA, MD (April 30, 2004) – Corvis Corporation (NASDAQ: CORV), a leading provider of intelligent optical networking solutions, today reported revenues of $146.8 million for its first fiscal quarter ended March 31, 2004. Revenues for the first quarter were generated primarily from communications services revenues recorded by its subsidiary, Broadwing Communications, as well as from equipment sales to the United States Government and Qwest Communications.

“We continue to expand Broadwing’s market presence, portfolio and potential,” said Dr. David Huber, Corvis chairman and CEO. “During the quarter we announced the acquisition of Focal Communications. Focal’s network footprint and solid customer base will allow us to accelerate our market expansion and deliver a broader array of voice, data and video products to our customers.”

Quarterly Results

The Broadwing Communications services division contributed $141.7 million in recorded revenues in the first quarter. The remaining $5.1 million was generated from the company’s equipment and equipment service contracts with the U.S. Government and Qwest Communications for the company’s Optical Convergence Switch (OCS).

Reported net loss for the quarter was $33.9 million, or $0.07 loss per share, for the current quarter as compared with a reported net loss of $47.0 million, or $0.12 loss per share, for the first quarter of 2003.

“The results this quarter demonstrate our commitment to reduce our overall cost structure and move the business to profitability is taking hold. We saw a 75 percent improvement from our fourth quarter 2003 operating loss in our Broadwing services business. We continue to further increase our financial stability for the company and execute on a clear, long-term strategy for growth,” said Lynn Anderson, Corvis chief financial officer.

This quarter’s results included charges of $0.4 million related to restructuring and other charges, including $0.2 million of inventory impairment charges and $0.2 million of adjustments to prior restructuring reserves associated with our equipment division.

Financial Position

Cash, cash equivalents and investments were $497.1 million at March 31, 2004. This compares to $296.8 million at December 31, 2003 and reflects the company’s recent private placement of convertible notes and warrants, resulting in proceeds of $225.0 million.

Quarterly and Year-To-Date Highlights

April 14, 2004 - Broadwing Launches Media Services Network

All-Optical Network Enables “Contribution-Quality” Video for Broadcast Television and Media Producer Markets. Announces Construction of New Television Operations Center in Maryland and First Customer-HTN Communications.

http://www.corvis.com/displayRelease/0,1416,368,00.html

March 22, 2004 - Broadwing Selected as Primary Provider for GENEX Services, Inc.

Leading Managed Care Services Provider Renews Contract, Adds Data And Voice Products in Multi-Year, Multi-Million Dollar Deal.

http://www.corvis.com/displayRelease/0,1416,367,00.html

March 18, 2004 - Blue Cross and Blue Shield Association Expands Services Offered Under Broadwing Contract

New Voice and Data Products including Business Continuity, Disaster Recovery and MultiConnect Express Offered to 41 Member Plans.

http://www.corvis.com/displayRelease/0,1416,367,00.html

March 8, 2004 - Corvis Corporation to Acquire Focal Communications

Expands Market Opportunities and Revenue Stream for Broadwing Communications While Accelerating Broadwing’s Access Forward Cost Initiative, Nationwide CLEC Offers Complementary Footprint in Major Metro Areas, Broadwing’s All-Optical Network to Lower Focal’s Long Haul Transport Costs, Deal Expected to Close Later This Summer.

http://www.corvis.com/displayRelease/0,1416,365,00.html

March 2, 2004 - Western Gas Resources Selects Broadwing for Frame Relay Services

Fortune 1000 Company Uses Broadwing Network to Connect Field Service Sites in Remote Areas of Rocky Mountains, Mid-Continent and West Texas Regions of the United States.

http://www.corvis.com/displayRelease/0,1416,364,00.html

February 24, 2004 - Broadwing and Shaw Communications Expand Services and Market Footprint Across North America

Strategic Agreement Provides for Broadwing to Supply Network Services to Big Pipe in the United States and for Big Pipe to Supply Broadwing with Network Services Throughout Canada. http://www.corvis.com/displayRelease/0,1416,363,00.html

February 23, 2004 - Corvis Closes its Private Placement of up to $300 Million of Senior Unsecured Convertible Notes

Strengthens Already Strong Balance Sheet That Demonstrates Staying Power for Largest Customers, Funds Help Support Rollout Plans for New Service and Product Initiatives, Possible Strategic Acquisitions. http://www.corvis.com/displayRelease/0,1416,362,00.html

February 18, 2004 - Illinois Tool Works Renews Contract with Broadwing

Fortune 500 Company Selects Broadwing as One of its Preferred Carriers for Private Line Frame Relay, Dedicated Internet Access and Voice.

http://www.corvis.com/displayRelease/0,1416,361,00.html

February 17, 2004 - Mark Pugerude to Lead Broadwing VoIP Introduction

Comprehensive Product Offering To Include Personal Web Portals, Unified Messaging and Voice VPNs for Enterprise and Mid-Market Customers.

http://www.corvis.com/displayRelease/0,1416,360,00.html

Webcast Information

In conjunction with this announcement, Corvis will host a conference call to review its first quarter financial results and other operational developments, today at 11:00 AM ET. The live broadcast of the conference will be available via Corvis’ website, www.corvis.com. An archived audio of the conference call will be available for future reference through the Corvis website at www.corvis.com.

About Corvis

Corvis Corporation, and its consolidated subsidiary, Broadwing Communications, deliver innovative optical networking solutions that deliver voice, video and data solutions rapidly, flexibly and at what we believe to be the lowest total cost in the industry. Broadwing Communications is an innovative provider of data, voice and video solutions to carriers and large enterprises. Enabled by its one-of-a-kind, all-optical network and award-winning IP backbone, Broadwing offers a full suite of the highest quality communications products and services, with unparalleled customer focus and speed.

Corvis provides service providers and government agencies with scalable optical networking equipment that dramatically reduce the overall expenses associated with building and operating networks.

Corvis, Broadwing and the Corvis and Broadwing logos are trademarks and/or service marks of Corvis Corporation. All other trademarks are the property of their respective owners.

Investor Note Regarding Forward Looking Statements

This announcement and the quarterly earnings conference call and related information may contain certain forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filings with the Securities and Exchange Commission.

# # #

Corvis Contact:

Andrew G. Backman

Vice President

Investor and Public Relations

(443) 259-4259

Fax: (443) 259-4427

investorinformation@corvis.com

CORVIS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Quarter Ended
	March 31, 2004	March 29, 2003
Revenues:
Communications services sales	$141,679	$—
Equipment sales	5,108	1,517

Total	146,787	1,517

Operating expenses:
Cost of sales:
Communications services	97,750	—
Equipment sales	957	1,161
Restructuring	193	—

Total	98,900	1,161

Research and development	5,587	20,013
Selling, general and administrative	56,993	11,628
Depreciation	9,086	6,590
Amortization	1,040	1,784
Equity-based expense	4,391	5,381
Restructuring and other charges	194	3,784

Operating loss	(29,404)	(48,824)

Other income (loss), net	(4,511)	1,794

Net loss	$(33,915)	$(47,030)

Net loss per share	$(0.07)	$(0.12)

Weighted average shares outstanding	484,162	402,463

CORVIS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Quarter Ended
	March 31, 2004	December 31, 2003
Revenues:
Communications services sales	$141,679	$140,354
Equipment sales	5,108	2,187

Total	146,787	142,541

Operating expenses:
Cost of sales:
Communications services	97,750	104,330
Equipment sales	957	603
Restructuring	193	(1,826)

Total	98,900	103,107

Research and development	5,587	6,960
Selling, general and administrative	56,993	58,974
Depreciation	9,086	9,988
Amortization	1,040	1,040
Equity-based expense	4,391	4,684
Restructuring and other charges	194	17,312

Operating loss	(29,404)	(59,524)

Other income (loss), net	(4,511)	4,049

Net loss before minority interest	(33,915)	(55,475)

Minority interest	—	92

Net loss	$(33,915)	$(55,383)

Net loss per share	$(0.07)	$(0.12)

Weighted average shares outstanding	484,162	477,183

CORVIS CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

Quarter Ended March 31, 2004

(In thousands)

Unaudited

For Discussion Purposes Only

	Equipment	Communications Services	Total
Revenues:
Communications services sales	$—	$141,679	$141,679
Equipment sales	5,108	—	5,108

Total	5,108	141,679	146,787

Operating expenses:
Cost of sales:
Communications services	—	97,750	97,750
Equipment sales	957	—	957
Restructuring	193	—	193

Total	1,150	97,750	98,900

Research and development	5,587	—	5,587
Selling, general and administrative	8,654	48,339	56,993
Depreciation	3,739	5,347	9,086
Amortization	—	1,040	1,040
Equity-based expense	4,391	—	4,391
Restructuring and other charges	194	—	194

Operating loss	(18,607)	(10,797)	(29,404)

Other (expense), net	(4,240)	(271)	(4,511)

Net loss	$(22,847)	$(11,068)	$(33,915)

CORVIS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004 (unaudited)	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$447,803	$256,490
Short-term investments	32,469	27,135
Trade accounts receivable	53,437	57,385
Inventory, net	497	772
Other current assets	22,135	17,817

Total current assets	556,341	359,599

Restricted cash, non-current	8,520	7,033
Property and equipment, net	110,689	116,588
Intangible assets, net	23,843	24,883
Long-term investments	16,823	13,197
Other non-current assets	8,890	7,315

Total assets	$725,106	$528,615

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Notes payable and capital lease obligations, current portion	$75,659	$610
Accounts payable	23,222	21,791
Accrued expenses and other liabilities	71,732	75,112
Accrued restructuring and other charges	4,687	8,485

Total current liabilities	175,300	105,998

Notes payable and capital lease obligations, net of current portion	121,645	2,500
Deferred revenue	17,279	17,684
Other long-term liabilities	5,851	4,764

Total liabilities	320,075	130,946

Common stock*	4,971	4,927
Additional paid-in capital	2,964,610	2,923,403
Treasury stock, 12,281,800 shares at an average cost of $0.77 per share	(9,512)	(9,512)
Accumulated other comprehensive income	35	9
Accumulated deficit	(2,555,073)	(2,521,158)

Total stockholders’ equity	405,031	397,669

Total liabilities, minority interest and stockholders’ equity	$725,106	$528,615

*	$0.01 per share par value; 1,900,000,000 authorized shares; 497,581,883 shares issued and 485,261,137 outstanding as of 3/31/04; 493,276,284 shares issued and 480,911,054 outstanding shares as of 12/31/03.

OTHER FINANCIAL INFORMATION

(In thousands)

	Three Months Ended
	March 31, 2004	March 29, 2003
Capital expenditures	$3,171	$235

# # #

Investor and Public Relations

Andrew G. Backman

Vice President

Investor and Public Relations

(443) 259-4259

Fax: (443) 259-4427

investorinformation@corvis.com